UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	September 22, 2015

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)    DEPARTURE OF DIRECTORS

On September 22, 2015, Mary Agnes Wilderotter notified The Procter & Gamble Company (the "Company") of her decision not to stand for re-election to the Company's Board of Directors at the October 13, 2015 annual meeting of shareholders.  This decision was made in connection with Ms. Wilderotter's transition to Executive Chairman of Frontier Communications earlier this year and her desire to pursue other interests.
In light of this decision and consistent with the terms of the Company's Code of Regulations, the Board has decreased the size of the Board from thirteen to twelve members, effective with commencement of the Company's annual meeting of shareholders, and therefore no other nominee for election at the annual meeting will be named in Ms. Wilderotter's place.
The Company is filing this 8-K pursuant to Item 5.02(b), "Departure of Certain Officers and Directors."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
September 25, 2015